Exhibit 99.3

Investor Presentation March 1, 2006 Acquisitions Update

Forward-Looking Statements This presentation contains certain statements that may be considered to be "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. The Company believes that its expectations stated in this presentation are based on reasonable assumptions; however, these statements are subject to certain risks and uncertainties such as national, local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company's business plan; financing risks, increasing interest rates and operating costs; the Company's ability to maintain its status as a real estate investment trust ("REIT") for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Business-Risk Factors" in the Company's Annual Report on Form 10-K and its reports on Forms 10-Q and 8-K, which discuss these and other risks and factors that could cause the Company's actual results to differ materially from any forward-looking statements. These factors could cause results, developments and business decisions to differ materially from historical results or from any results expressed or implied by such forward-looking statements. 2

Acquisitions Since Our IPO Represents occupied square feet divided by total rentable square feet, as of December 31, 2005. Two of the initial 71 facilities purchased were consolidated into one facility. Information excludes the four facilities that were subsequently sold. The acquisition of four of the facilities from A-1 Self Storage was completed in March 2005, and the final facility was acquired in May 2005.Two of initial five purchased facilities have been consolidated into one facility. This facility represents a consolidation of two facilities. The acquisition of four of the facilities was completed in September 2005, and the acquisition of one facility was completed in November 2005. The acquisition of four additional facilities is expected to close on March 1, 2005 and the acquisition of the final three facilities is expected to close within the first half of 2006. The acquisition of six of the facilities was completed in October 2005. The acquisition of the final two facilities was completed in January 2006. The acquisition of three of the facilities was completed in December 2005. The acquisition of the final two facilities was completed in January 2006. The acquisition of the final facility is expected to be completed within the first half of 2006. New York Metro region includes facilities in New York, New Jersey and Connecticut. 3

Current Portfolio Market Breakdown Includes acquisitions since September 1, 2005. Current portfolio at February 28, 2006. Miami VI, FL portfolio initially contained two facilities that were immediately consolidated into one facility. 4

Recent Portfolio Acquisitions Previously Existing YSI Markets New YSI Markets Sure Save Portfolio 5 California Portfolio Nashville Portfolio Texas Portfolio Dallas Portfolio Other Transactions Facilities Acquired YSI Markets: No. of Facilities / Total SF 24 / 1.8 mm 6 / 0.5 mm 5 / 0.5 mm 5 / 0.3 mm 8 / 0.5 mm 16 / 0.9 mm

Acquisitions Since September 2005 Represents occupancy at December 31, 2005. Sure Save Portfolio California Portfolio Nashville Portfolio 6

Acquisitions Since September 2005 (Cont.) Represents occupancy at December 31, 2005. The acquisition of four of the facilities was completed in September 2005, and the acquisition of one of the facilities was completed in Nov. 2005. The acquisition of four additional facilities is expected to close on March 1, 2006. Includes Colorado Portfolio; Miami VI, FL Portfolio; Pensacola, FL Portfolio; Jackson, FL Portfolio; Fredericksburg, VA Portfolio; and U- Stor Self-Storage Portfolio., CO. Miami VI, FL portfolio initially contained two facilities that were immediately consolidated into one facility. Texas Portfolio (2) Dallas Portfolio Other Portfolios (3) 7

Sure Save Portfolio 8

California Portfolio 9

Nashville Portfolio 10

Dallas Portfolio 11

Dallas Portfolio 12

Texas Portfolio 13